Exhibit 99.2

Amendment to Pacific Gas and Electric Company Bylaws

RESOLUTION OF THE

BOARD OF DIRECTORS OF

PACIFIC GAS AND ELECTRIC COMPANY

December 15, 2004

                        BE IT RESOLVED that, effective January 1, 2005, Section 1 of Article II of the Bylaws of this company is hereby amended to read as follows:

            1.  Number.  The Board of Directors of this Corporation shall consist of such number of directors, not less than nine (9) nor more than seventeen (17).  The exact number of directors shall be eleven (11) until changed, within the limits specified above, by an amendment to this Bylaw duly adopted by the Board of Directo

                        I, LINDA Y.H. CHENG, do hereby certify that I am Corporate Secretary of PACIFIC GAS AND ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of California; that the above and foregoing is a full, true, and correct copy of a resolution which was duly adopted by the Board of Directors of said corporation at a meeting of said Board which was duly and regularly called on December 15, 2004; and that this resolution has never been amended, revoked, or repealed, but is still in full force and effect.

                        WITNESS my hand and the seal of said corporation hereunto affixed this 20th day of December, 2004.

                                                                        /s/ Linda Y.H. Cheng

                                                                        _______________________________

                                                                        Linda Y.H. Cheng
                                                                        Corporate Secretary
                                                                        PACIFIC GAS AND ELECTRIC COMPANY

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